EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Vertex Energy, Inc.

We consent to the incorporation by reference in (a) Registration Statement No. 333-162290 (as amended) on Form S-8; and (b) Registration Statement No. 333-189107 on Form S-3 of Vertex Energy, Inc. of our report dated July 16, 2014, relating to our audits of the financial statements of Omega Refining, LLC as of and for the years ended December 31, 2013 and 2012, included in this Current Report on Form 8-K/A.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado
July 16, 2014